                                                                EXHIBIT 10 (iii)

                          STOCK OPTION GRANT DOCUMENT

 ----------------------------------------------------------------------------------------------------------------------
                                                                     Number              Price
                                                                       of                 Per               Social
Granted To                                     Grant Date            Shares              Share         Security Number
-----------------------------------------------------------------------------------------------------------------------
((Name))                                      ((grantdate))         ((Shares))          ((price))         ((social))
((address1))
((address2))                                 Expiration Date
                                             ---------------
((address3))                                   ((expdate))
((address4))
((address5))
                                        -------------------------------------------------------------------------------

     1. The Human Resources Committee of the Board of Directors (the "Committee") of Whirlpool Corporation (also referred to as the "Company"), has granted to you the option to purchase shares of common stock of the Company under certain conditions pursuant to the 1998 Omnibus Stock and Incentive Plan (the "Omnibus Plan"). The option granted is a non-statutory stock option for the right to purchase the number of shares at the price indicated above. The option to purchase is granted in installments with the number of shares eligible to be purchased and the date of first possible purchase stated below. Your option is subject to the provisions of the Omnibus Plan and this grant document.

                   No. of Shares                Accrual Date
                   -------------                ------------

                   50% of the shares granted    1 year from date of grant
                   50% of the shares granted    2 years from date of grant

     2. To exercise your option to purchase any vested shares, you need to make full payment to Whirlpool Corporation, 2000 M-63, Benton Harbor, Michigan U.S.A. 49022, in cash in U.S. dollars, or in common stock of the Company or in a combination of cash and stock. If all or part of the payment is in shares of common stock of the Company, these shares will be valued at their fair market value on the date of exercise. You must exercise your vested options prior to the expiration date above.

     3. If you cease to be employed by the Company or any of its subsidiaries for any reason other than death, retirement, disability, or with the consent of the Committee, your grant shall terminate on the date you cease to be so employed and all of your then outstanding options shall terminate immediately.

     4. (a) If you leave employment with the Company or any of its subsidiaries due to retirement, disability, or with the consent of the Committee, you may at any time after the date you leave that employment (but in no event later than the expiration date set forth above) pay for and receive all or any of the shares relating to options exercisable on the last date of your employment. After ceasing employment as specified in the first sentence of this paragraph, your beneficiary under the Omnibus Plan may within two years of the date of your death pay for and receive all or any shares as to which option rights shall have been exercisable as of the last date of your employment.

          (b) To retain any ability to exercise your vested options after leaving the Company due to retirement, disability, or with the consent the Committee, you must (i) not engage, directly or indirectly, in any manner or capacity such as adviser, principal, agent, partner, officer, director, employee, or member of any association in any business or activity that competes with the Company or any of its subsidiaries and (ii) be available at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company regarding phases of the business you were actively connected with during your employment. Such consultations will not (unless your active service was outside the United States) be required to be performed at any place or places outside the United States of America or during usual vacation periods or periods of illness or other incapacity. If either of the above conditions is not fulfilled, you will forfeit all your existing rights under your grant and your grant shall terminate immediately. Any determination by the Committee that you are, or have, engaged in a competitive business or activity or have not been available for consultation shall be final and conclusive.

     5. If you die while employed by the Company or any of its subsidiaries, your beneficiary under the Omnibus Plan may, within two years after the date of your death, pay for and receive all or any of the shares relating to options exercisable on the date of your death.

     6. (a) If there is a stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock of the Company, the Board of Directors or the Committee may make such adjustments in the number and type of shares authorized by the Omnibus Plan, the number and type of shares subject to options outstanding under the Omnibus Plan, and the exercise price of options outstanding thereunder as it may determine to be appropriate and equitable.

          (b) If there is a change in control of Whirlpool Corporation as defined in the Company's Salaried Employees Retirement Plan, each purchase privilege of your option grant which has not already vested shall immediately vest.

     7. You cannot transfer your stock option grant to another person. Any attempted transfer or other disposition of your grant shall be void and shall nullify your option, resulting in the cancellation of your grant by the Company. Your option grant does not constitute an employment contract. It does not guarantee employment for any period of time.

     8. If the exercise of your option requires withholding of tax under any foreign, federal, state, or local law, the Company can require you to pay to it that withholding amount or retain an amount to satisfy that withholding obligation from any payment otherwise due to you.

     9. Your option grant and any shares acquired pursuant to this grant have been registered only under the federal securities laws of the United States, and the Company has no obligation to register this option or any such shares under any other laws. Any shares acquired pursuant to your option may not be sold, transferred, or otherwise traded without the registration under or an exemption from any securities laws applicable to you, and each certificate representing such shares will bear an appropriate legend to that effect. As of the date of this option, an exemption would be available for residents of Ontario, Canada for sales properly made through the New York Stock Exchange or the Chicago Stock Exchange in the United

States, provided that certain limitations relating to the maximum number of holders of Whirlpool common stock in Ontario, Canada, and the maximum number of shares held by them, continue to be met and the Company continues to be subject to the reporting requirements of the United States Securities Exchange Act of 1934; however, there can be no assurance that any such exemption will be available at any future date.

     10. The Board or the Committee may change the terms of your stock option grant at any time to comply with applicable Omnibus Plan interpretation, federal or state regulations, or statutory enactment.


                                             CONGRATULATIONS




                                             ___________________________
                                             David R. Whitwam
                                             Chairman of the Board
                                             and Chief Executive Officer